Exhibit 99.1

Residence
Inn
Marriott

HOMEWOOD
SUITES

JUNE 30, 2012

# APPLE REIT SIX *2012 Second Quarter*

DEAR SHAREHOLDER, Key indicators of hotel performance including occupancy, average daily rate and revenue per available room have improved across the U.S. hotel industry in 2012 and according to industry analysts the outlook for the remainder of the year is positive. The Apple REIT Six, Inc. portfolio includes 66 Marriott®- and Hilton®-branded hotels that are strategically located in diversified markets across 18 states, and I am confident 2012 will be a good year for our Company.

I am pleased to report that the Apple REIT Six portfolio of hotels achieved revenue per available room (RevPAR) of $89 for the second quarter of 2012, an increase of seven percent as compared to the same period of 2011. The average occupancy rate for the second quarter of this year was 78 percent and the average daily rate (ADR) was $115, these measures were both approximately four percent ahead of comparable results from last year. For the six-month period ending June 30, 2012, RevPAR was $83, up by six percent in comparison to the same period last year.

Modified funds from operations (MFFO) for the second quarter of this year totaled $23.7 million, or $0.26 per share, a 10 percent increase compared to MFFO for the second quarter of 2011. For the six-month period ending June 30, 2012, MFFO was $41.6 million, or $0.46 per share, an increase of seven percent as compared to the same period last year. Over the first six months of the year, the Company paid distributions of approximately $0.396 per share. The current annualized distribution rate for the Company is $0.792 per share. Our annualized distribution rate is closely monitored, taking into account varying economic cycles and capital improvements, as well as current and projected hotel performance. Although we strive for consistency over the life of our program, we may make adjustments as needed, based on available cash resources. For reference, since the time of the Company’s first distribution payment through July 31,

2012, we have paid approximately $7.03 per share, or $565 million, in shareholder distributions.

As always, we encourage our shareholders to know their investment and stay informed by reviewing information on our website at www.applereitsix.com, as well as our filings with the Securities and Exchange Commission, which can be found on their website at www.sec.gov.

Throughout the history of Apple REIT Six, our team has remained focused on maximizing shareholder value through the ownership of lodging real estate. Our portfolio includes high-quality, well-branded hotels and our balance sheet is among the strongest in our industry, with a debt level of approximately seven percent as compared to our total initial capitalization. As the hotel industry continues to see improvement, I believe the Company is well positioned for the future. I look forward to sharing our continued progress with you in upcoming shareholder communications.

Sincerely,

Glade M. Knight

Chairman and Chief Executive Officer

Statements of Operations (Unaudited)

	Three months ended	Three months ended	Six months ended	Six months ended
(In thousands except statistical data)	June 30, 2012	June 30, 2011	June 30, 2012	June 30, 2011
REVENUES
Room revenue	$62,189	$57,820	$116,107	$108,589
Other revenue	4,148	4,140	8,220	7,898
Reimbursed expenses	1,886	1,824	3,799	3,648

Total revenue	$68,223	$63,784	$128,126	$120,135

EXPENSES
Direct operating expense	$16,195	$15,521	$31,478	$29,889
Other hotel operating expenses	23,916	22,578	46,117	43,805
Reimbursed expenses	1,886	1,824	3,799	3,648
General and administrative	1,849	1,455	4,246	2,700
Depreciation	7,862	8,600	15,869	16,457
Interest, net	846	1,068	1,668	1,957

Total expenses	$52,554	$51,046	$103,177	$98,456

NET INCOME
Income from continuing operations	$15,669	$12,738	$24,949	$21,679
Income from discontinued operations	-	156	-	671

Net income	$15,669	$12,894	$24,949	$22,350

Income from continuing operations per share	$0.17	$0.14	$0.27	$0.23
Income from discontinued operations per share	-	-	-	0.01

Net income per share	$0.17	$0.14	$0.27	$0.24

MODIFIED FUNDS FROM OPERATIONS (A)
Net income	$15,669	$12,894	$24,949	$22,350
Depreciation of real estate owned	7,862	8,600	15,869	16,457

Funds from operations (FFO)	$23,531	$21,494	$40,818	$38,807
Costs related to potential merger	141	-	823	-

Modified funds from operations (MFFO)	$23,672	$21,494	$41,641	$38,807

FFO per share	$0.26	$0.24	$0.45	$0.42
MFFO per share	$0.26	$0.24	$0.46	$0.42

WEIGHTED-AVERAGE SHARES OUTSTANDING	91,100	91,338	91,091	91,347

OPERATING STATISTICS
Occupancy from continuing operations	78%	75%	74%	72%
Average daily rate from continuing operations	$115	$111	$113	$109
RevPAR from continuing operations	$89	$83	$83	$78
Number of continuing hotels	66	66
Distributions per share	$0.20	$0.19	$0.40	$0.39

Balance Sheet Highlights (Unaudited)
(In thousands)		June 30, 2012		December 31, 2011
ASSETS
Investment in real estate, net		$735,536		$746,354
Other assets		20,058		13,011

Total assets		$755,594		$759,365

LIABILITIES AND SHAREHOLDERS’ EQUITY
Notes payable		$69,239		$63,067
Other liabilities		6,311		5,670

Total liabilities		75,550		68,737
Total shareholders’ equity		680,044		690,628

Total liabilities & shareholders’ equity		$755,594		$759,365

(A) Funds from operations (FFO) is defined as net income (computed in accordance with generally accepted accounting principles – GAAP) excluding gains and losses from sales of depreciable property, plus depreciation and amortization. Modified funds from operations (MFFO) excludes costs associated with the evaluation of the potential consolidation transaction and potential public listing. The company considers FFO and MFFO in evaluating property acquisitions and its operating performance and believes that FFO and MFFO should be considered along with, but not as an alternative to, net income and cash flows as a measure of the company’s activities in accordance with GAAP. FFO and MFFO are not necessarily indicative of cash available to fund cash needs.

The financial information furnished reflects all adjustments necessary for a fair presentation of financial position at June 30, 2012 and the results of operations for the interim period ended June 30, 2012. Such interim results are not necessarily indicative of the results that can be expected for the full year. The accompanying financial statements should be read in conjunction with the audited financial statements and related notes appearing in the Apple REIT Six, Inc. 2011 Annual Report.

COURTYARD

Clockwise from left: MARRIOTT, BOULDER, CO; COURTYARD, TUSCALOOSA, AL; FAIRFIELD INN, ORANGE PARK, FL

CORPORATE PROFILE Apple REIT Six, Inc. is a real estate investment trust (REIT) focused on the ownership of hotels that generate attractive returns for our shareholders. Our hotels operate under the Courtyard® by Marriott®, Fairfield Inn® by Marriott®, Residence Inn® by Marriott®, SpringHill Suites® by Marriott®, TownePlace Suites® by Marriott®, Marriott® Hotels & Resorts, Homewood Suites by Hilton®, Hilton Garden Inn®, Hampton Inn®, and Hampton Inn & Suites® brands. Our portfolio consists of 66 hotels, containing a total of 7,658 guestrooms in 18 states. MISSION Apple REIT Six is a premier real estate investment company committed to providing maximum value for our shareholders.

Cover images from left to right, top to bottom: RESIDENCE INN, FT. WORTH, TX; HAMPTON INN, PHOENIX, AZ; HAMPTON INN & SUITES, GLENDALE, CO; COURTYARD, LAKE MARY, FL; COURTYARD, PENSACOLA, FL; HOMEWOOD SUITES, LAREDO, TX

This quarterly report contains forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. Such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include: the availability and terms of financing; changes in national, regional and local economies and business conditions; competitors within the hotel industry; the outcome of current and future litigation and regulatory proceedings or inquiries; and the ability of the company to implement its operating strategy and to manage planned growth.

In addition, the timing and amounts of distributions to common shareholders are within the discretion of the company’s board of directors. Although the company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate; therefore, there can be no assurance that such statements included in this quarterly report will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the company or any other person that the results or conditions described in such statements or the objectives and plans of the company will be achieved.

“Marriott®,” “Courtyard® by Marriott®,” “SpringHill Suites® by Marriott®,” “Fairfield Inn® by Marriott®,” “TownePlace Suites® by Marriott®” and “Residence Inn® by Marriott®” are each a registered trademark of Marriott International, Inc. or one of its affiliates. All references to “Marriott” mean Marriott International, Inc. and all of its affiliates and subsidiaries and their respective officers, directors, agents, employees, accountants and attorneys. Marriott is not responsible for the content of this report, whether relating to the hotel information, operating information, financial information, Marriott’s relationship with Apple REIT Six or otherwise. Marriott was not involved in any way whether as an “issuer” or “underwriter” or otherwise in the Apple REIT Six offering and received no proceeds from the offering. Marriott has not expressed any approval or disapproval regarding this report, and the grant by Marriott of any franchise or other rights to Apple REIT Six shall not be construed as any expression of approval or disapproval. Marriott has not assumed and shall not have any liability in connection with this report.

“Hampton Inn®,” “Hampton Inn & Suites®,” “Hilton Garden Inn®” and “Homewood Suites by Hilton®” are each a registered trademark of Hilton Worldwide or one of its affiliates. All references to “Hilton” mean Hilton Worldwide and all of its affiliates and subsidiaries, and their respective officers, directors, agents, employees, accountants and attorneys. Hilton is not responsible for the content of this report, whether relating to hotel information, operating information, financial information, Hilton’s relationship with Apple REIT Six, or otherwise. Hilton was not involved in any way, whether as an “issuer” or “underwriter” or otherwise, in the Apple REIT Six offering and received no proceeds from the offering. Hilton has not expressed any approval or disapproval regarding this report, and the grant by Hilton of any franchise or other rights to Apple REIT Six shall not be construed as any expression of approval or disapproval. Hilton has not assumed and shall not have any liability in connection with this report.

Market Diversity

STATE / CITY	Portfolio of hotels

ALABAMA
Birmingham, Dothan (2), Huntsville (2), Montgomery, Tuscaloosa (2)
ALASKA
Anchorage (3)
ARIZONA
Phoenix
CALIFORNIA
Arcadia (2), Bakersfield, Folsom, Foothill Ranch, Lake Forest, Milpitas, Roseville, San Francisco
COLORADO
Boulder, Denver/Glendale, Denver/Lakewood
CONNECTICUT
Farmington, Rocky Hill, Wallingford
FLORIDA
Clearwater, Lakeland, Orange Park, Orlando/Lake Mary, Panama City, Pensacola (3), Tallahassee
GEORGIA
Albany, Columbus, Savannah, Valdosta
NEW JERSEY
Mt. Olive, Somerset
NEW YORK
Saratoga Springs
NORTH CAROLINA
Roanoke Rapids
OREGON
Hillsboro (3), Portland
PENNSYLVANIA
Pittsburgh
SOUTH CAROLINA
Myrtle Beach
TENNESSEE
Nashville
TEXAS
Arlington (2), Dallas, Fort Worth (3), Laredo (2), Las Colinas, McAllen
VIRGINIA
Fredericksburg
WASHINGTON
Kent, Mukilteo, Redmond, Renton

CORPORATE HEADQUARTERS
814 East Main Street
Richmond, Virginia 23219
(804) 344-8121
(804) 344-8129 FAX
www.applereitsix.com

INVESTOR INFORMATION
For additional information about the
Company, please contact: Kelly Clarke,
Director of Investor Services
(804) 727-6321 or
kclarke@applereit.com